EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130740 on Form S-8 of Republic Bancorp, Inc. of our report dated June 20,  2016,  appearing in this annual report on Form 11-K of Republic Bancorp Inc. 401(k) Retirement Plan for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Louisville, Kentucky

June 20, 2016